STANDISH, AYER & WOOD INVESTMENT TRUST
                              One Financial Center
                                Boston, MA 02111

                                 March 14, 1997



Standish Fund Distributors, L.P.
One Financial Center
Boston, MA 02111

           Re:       Underwriting Agreement (the "Agreement")
                     ----------------------------------------

Ladies and Gentlemen:

Attached is an amendment to Exhibit A (the "Amendment") to the Agreement between Standish, Ayer & Wood Investment Trust (the "Trust") and you. Pursuant to ss.9 of the Agreement, the Trust proposes that the Agreement be amended to include three additional series of the Trust named in the Amendment in bold.

Please indicate your acceptance of the foregoing by executing the four originals of this letter agreement, returning two to the Trust and retaining two for your records.

Very truly yours,

Standish, Ayer & Wood                          Standish Fund Distributors, L.P.
  Investment Trust



By: /s/ Anne P. Herrmann                   By:  /s/ Beverly E. Banfield
----------------------------               --------------------------------
Name:   Ms. Anne P. Herrmann               Name:    Ms. Beverly E. Banfield
Title:  Secretary                          Title:   Chief Operating Officer



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                             UNDERWRITING AGREEMENT
                                    EXHIBIT A


                            (Revised March 14, 1997)

Funds:

 1.  Standish Intermediate Tax Exempt Bond Fund
 2.  Standish Small Cap Tax-Sensitive Equity Fund
 3.  Standish Tax-Sensitive Equity Fund

Effective:           February 22, 1996

Funds:

 4.  Standish Equity Fund
 5.  Standish Fixed Income Fund
 6.  Standish Global Fixed Income Fund
 7.  Standish Small Capitalization Equity Fund

Effective:           April 29, 1996

Funds:

 8.  Standish Controlled Maturity Fund
 9.  Standish Fixed Income Fund II
10.  Standish International Fixed Income Fund
11.  Standish International Equity Fund
12.  Standish Massachusetts Intermediate Tax Exempt Bond Fund
13.  Standish Securitized Fund
14.  Standish Short-Term Asset Reserve Fund

Effective:           May 1, 1996

Funds:

15.  Standish Equity Asset Fund
16.  Standish Fixed Income Asset Fund
17.  Standish Global Fixed Income Asset Fund
18.  Standish Small Capitalization Equity Asset Fund

Effective:           June 26, 1996

Funds:

19.  Standish Small Capitalization Equity Fund II

Effective:           October 5, 1996

Funds:

20.  Standish Small Capitalization Equity Asset Fund II
21.  Standish Diversified Income Fund
22.  Standish Diversified Income Asset Fund

Effective:           March 14, 1997